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                                  EXHIBIT 10.7


                      DIRECTORS DEFERRED COMPENSATION PLAN
                                 JANUARY 1, 1993

1. Effective January 1, 1993, each director of Redding Bank of Commerce shall have the right to elect to defer the payment of all or any part of the compensation to which such director would otherwise be entitled as director's fees or committee fees, with such deferred compensation to be payable at the time or times and in the manner herein stated. The account will be segregated from other assets owned by the Bank, only by way of its identification on the books and records of Bank as a liability of Bank to the Director. The account will be subject to the claims of general creditors or the Bank, and Directors, as to the Account, shall be a general unsecured creditor of the bank.

2. Each director so electing to defer the payment of compensation shall execute and deliver to the Bank a "Notice of Election", in the form attached hereto and incorporated herein by reference. Such election shall be effective as follows:

        For any current director of the Bank that files an election with the bank on or prior to the effective date of the plan, such election shall be applicable to compensation accrued by reason of services rendered after the effective date of the plan.

        For a new director of the Bank that files an election with the bank within thirty days of having been elected a member of the Board of Directors, such election shall be applicable to compensation accrued by reason of services rendered after the date of filing the notice of election.

        In all other cases such election shall be applicable only to compensation to accrue by reason of services rendered after December 31 of the year in which the notice of election was received by the Bank.

3. An election to defer compensation shall continue in effect until revoked, provided however, that every election to defer compensation shall be irrevocable as to compensation earned for services performed in the calendar year of such revocation. Partial or complete revocation as to unearned compensation shall be made in writing upon a form of notice to be furnished by the Bank and signed by the director and shall be effective for the succeeding calendar years.

4. Each director may designate one or more beneficiaries to receive all sums due to such director upon his death. Such beneficiary designation may be revoked or amended by such director, from time to time, by appropriate notice in writing delivered to the bank.

In the absence of any beneficiary designation or in the even [sic] that no designated beneficiary shall be living at the time of the death of the director, all deferred compensation and interest accrued to the date of death of the director shall be payable to the estate of such deceased director.


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5. No compensation so deferred shall be payable to a director until the death, disability, resignation or removal from office of such director, whereupon all such deferred compensation, together with interest thereon as hereinafter provided, shall be payable to such director, or his beneficiary, within thirty
(30) days from the date of death, or resignation unless the director shall designate an optional installment payment method as hereinafter provided, in which event the first such installment shall be paid within thirty (30) days of such date. A director shall be deemed to have resigned on the date stated in any oral or written voluntary resignation, and on the day following the third consecutive monthly meeting of the Board of Directors of the Bank which such director shall have failed to attend.

6. Notwithstanding anything herein contained to the contrary, the Bank reserves the exclusive right to discontinue this deferred compensation plan, at any time, with respect to compensation earned on the date of termination or with respect to compensation to be earned in the future. Notwithstanding anything herein contained to the contrary, the Bank reserves the exclusive right to terminate this plan with respect to any individual director, whether or not he is then acting in such capacity, and to distribute promptly to such director all compensation theretofore deferred, together with interest thereon, if it is determined that it is in the best interest of the Bank to sever all relations with such individual director.

7. Interest on compensation deferred hereunder shall be credited on a monthly basis and compounded at a rate of 1/2 percent above the bank's reference rate, to be set annually on July 1st. In the event the bank discontinues or changes the method of determining its reference rate, then the prime rate published in the West Coast edition of the Wall Street Journal will replace the banks reference rate.

8. Upon the death of a director, while serving in such a capacity, distribution of compensation deferred hereunder, together with interest, shall be made in one lump sum to his designated beneficiary. Upon the death of a director who had previously retired and had elected an installment method of distribution, all sums remaining undistributed shall be paid in one lump sum to his designated beneficiary. Deferred compensation distributable by reason of the resignation of a director may, at the option of such director, be payable in approximately equal monthly installments over a period not to exceed ten (10) years, provided however, that on any such installment method of distribution, interest shall continue to be credited on the undistributed sums as hereinabove provided.


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9. In the event that any person to whom compensation is distributable under the terms of this plan shall be unable to properly manage his or her own affairs by reason of physical or mental disability, in the judgement of the management of the Bank payment of all sums due may be made to a duly appointed personal representative, conservator, guardian, or to any person, firm or corporation furnishing or providing support and maintenance to such distributee. The Bank and its officers and directors shall be fully and completely exonerated from all liability to any distributee upon making payment in accordance with the terms of this paragraph.

10. No compensation accrued or payable by virtue of the terms of this plan shall be assignable or transferable by any director or any beneficiary, neither of whom shall have any right to anticipate, hypothecate, assign or transfer any rights hereunder except to a trust established by the director for the benefit of the director or his beneficiary.

11. The terms hereof cannot be amended, modified or supplemented, except to comply with applicable laws of the state and Federal government and the rules and regulations of any agency or instrumentality thereof having supervisory or regulatory jurisdiction over the bank. The terms hereof shall be binding upon and inure to the benefit of the successors and assigns of the bank and upon each director so electing to defer compensation pursuant hereto and his beneficiary.

12. The masculine pronoun whenever used herein will include the feminine pronoun and the singular number will include the plural number unless the context of the plan requires otherwise.

                                   /s/ Russell L. Duclos
                                   -----------------------
                                   Russell L. Duclos, President & CEO


                                   -----------------------
                                   Date


                                   /s/ Robert C. Anderson
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                                   Robert C. Anderson, Director


                                   9-16-97
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                                   Date

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